BlackRock Mid Cap Value Opportunities Fund of BlackRock Mid Cap Value Opportunities Series, Inc. (formerly Merrill Lynch Mid Cap Value Opportunities Fund of The Asset Program, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 20 filed on September 29, 2006 (SEC Accession No. 0000891092-06-002930).